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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

     Know all persons by these presents, that each person whose signature appears below, as a director or officer of the registrant, does hereby make, constitute and appoint Stephanie K. Kushner, Randall S. Ellis and Steven H. Shapiro, or any one of them acting alone, his lawful at-torneys, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to execute and sign this registration statement on Form S-1 for the registration of shares of common stock of the registrant, par value $0.01 per share, and any associated pre-ferred share purchase rights to be issued in the initial public offering by the registrant, any regis-tration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any and all amendments or post-effective amendments to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and exe-cuting any of said documents.


                                          /s/ Ronald D. Mambu
                                          --------------------------------------
                                          Name:     Ronald D. Mambu
                                          Position: Controller and
                                                    Principal Accounting Officer